SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2007

Motorola, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7221	36-1115800
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1303 East Algonquin Road, Schaumburg, Illinois		60196
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Not applicable
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, the Board of Directors of Motorola, Inc., a Delaware corporation (the “Company”), approved changes to the Company’s senior management team. These changes were announced in a press release issued on November 30, 2007, which is attached hereto as Exhibit 99.1, and is described below.

On November 30, 2007, the Company announced that Edward J. Zander, its Chairman and Chief Executive Officer will step down from his position as Chief Executive Officer of the Company effective December 31, 2007. Mr. Zander will continue to serve as Chairman of the Board of Directors of the Company until the 2008 annual meeting of stockholders. Mr. Zander will not be nominated, or stand for re-election, to the Board of Directors at the 2008 annual meeting of stockholders. Beginning January 1, 2008, Mr. Zander will continue as Strategic Advisor to the CEO, a non-officer employee, through January 5, 2009, the end of the term under Mr. Zander’s employment agreement, during which time Mr. Zander will continue to receive his regular base salary and benefits and Mr. Zander’s stock options and restricted stock units will continue to vest and be exercisable or settled in accordance with their terms. Mr. Zander will not be eligible to participate in the Company’s 2008 incentive bonus plans, will not receive any new equity grants in 2008 and will forfeit any stock options and restricted stock units that have not vested as of January 5, 2009. A total of approximately $5.3 million of previously earned but deferred compensation will be paid out in accordance with the terms of the Company’s deferred compensation plan, representing the current value of Mr. Zander’s 2004 annual bonus which was earned in 2004 but deferred as required by the terms of Mr. Zander’s employment agreement.

The Company also announced that Greg Brown, age 47, who has served as President and Chief Operating Officer of the Company since March 21, 2007, has been elected Chief Executive Officer effective January 1, 2008. Mr. Brown has been a director of the Company since July 25, 2007. Prior to becoming President and Chief Operating Officer of the Company, Mr. Brown served in various senior executive capacities with the Company beginning in January 2003. Before joining the Company, Mr. Brown served as Chairman of the Board and Chief Executive Officer of Micromuse Inc. from February 1999 to December 2002.

Item 9.01.      Financial Statements and Exhibits.

(d)        Exhibits.

99.1	Press Release, dated November 30, 2007, announcing changes to Motorola, Inc.’s senior management team.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Date:	November 30, 2007	By: A. Peter Lawson
A. Peter Lawson
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release, dated November 30, 2007, announcing changes to Motorola, Inc.’s senior management team.